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EXHIBIT 99 (A)

CONTACT: David Foy
Tel: 203-453-1681

WHITE MOUNTAINS REPORTS FIRST QUARTER 2003 RESULTS

        HAMILTON, Bermuda (April 29, 2003)—White Mountains Insurance Group, Ltd. ended the first quarter of 2003 with a fully converted tangible book value per share of $267, an annualized increase of 15% (including dividends) from $259 at year-end. The Company's comprehensive net income was $92 million, compared to a comprehensive net loss of $40 million (excluding $660 million of deferred credits brought into income by an accounting change) during the first quarter of 2002.

CEO Ray Barrette said, "We are now firing on all cylinders and our tangible book value is growing nicely. Both OneBeacon and Folksamerica achieved underwriting profits in the quarter and our investment portfolio continued to deliver good returns. Our significant investment in Montpelier Re is also doing well."

A summary of White Mountains' after-tax comprehensive net income follows:

	Quarter ended March 31,
	2003	2002
	(in millions)
Underwriting results	$30	$(30)
Investment results	93	23
Holding company and financing activities	(31)	(33)

Subtotal before accounting changes	92	(40)
Cumulative effect of accounting changes	—	660

Comprehensive net income	$92	$620

UNDERWRITING RESULTS

A summary of underwriting results at White Mountains' insurance and reinsurance subsidiaries follows:

	Quarter ended March 31,
	2003	2002
	(in millions)
OneBeacon	$17	$(72)
Folksamerica	10	14
White Mountains Underwriting Ltd.	17	7
Other insurance and reinsurance operations	(5)	(7)

Pre-tax underwriting results	39	(58)
Income taxes	(9)	28

Comprehensive net income (loss) from underwriting	$30	$(30)

OneBeacon

OneBeacon's GAAP combined ratio was 97% for the first quarter of 2003 compared to 109% for the first quarter of 2002 and 107% for all of 2002. This includes the full cost of long-term incentive compensation, which amounted to 3 points on the combined ratio in the quarter. Net written premiums were $494 million down from $716 million in the first quarter of 2002. Net written premiums on core operations, which is comprised of personal and commercial lines business in the Northeast and specialty business, were $450 million compared to $540 million in the first quarter of 2002. Net written premiums from business in run-off were $44 million, down 75% from $176 million in the first quarter of 2002.

John Cavoores, President of OneBeacon, said, "Our core operations had a 94% GAAP combined ratio in the first quarter. Personal lines, including AutoOne had a strong quarter with a 95% combined ratio. While winter weather was a factor, the result was within our expected catastrophe loads. Commercial lines, which showed improvement from year-end, with a 100% combined ratio, was negatively impacted by the run-off of old workers compensation and general liability policies. We continued to have strong momentum in commercial lines as price increases averaged 15% in the first quarter and new business is up 49% quarter over quarter, with workers compensation representing only 9% of the new business mix. We have also launched a new package policy and system for small businesses starting with New England. Specialty operations had an outstanding quarter with an 86% combined ratio. Specialty now represents nearly 30% of premiums and is growing 24% over 2002".

Folksamerica

Folksamerica's GAAP combined ratio was 95% for the first quarter of 2003 compared to 91% (103% when excluding a one-time reduction in reinsurance recoverable allowance originally established in connection with the PCA Property & Casualty Insurance Company acquisition) in the first quarter last year. Net written premiums for the first quarter of 2003 were $238 million, up 62% from $147 million for the first quarter of 2002.

Steve Fass, CEO of Folksamerica, said, "This was a satisfying quarter with all underwriting units producing positive results. The January renewal season was great. Rates held or increased in nearly all lines, we expanded our participation with many existing clients and added several important new clients. In today's turbulent times insurers, more than ever, appreciate the stability and common sense approach to underwriting that are Folksamerica's hallmarks."

White Mountains Underwriting Ltd. ("WMU")

WMU, White Mountains' underwriting advisors specializing in the placement of international property excess reinsurance, generated advisory fees of $18 million and comprehensive net income of $15 million during the first quarter of 2003, compared to $8 million of advisory fees and $6 million in comprehensive net income during the first quarter of 2002. WMU recommended $59 million in written premiums to Olympus Reinsurance Ltd. in the first quarter of 2003, compared with $29 million during the first quarter of 2002.

Other Insurance and Reinsurance Operations

White Mountains' other insurance and reinsurance operations consist of Esurance, Fund American Re and the International American Group. First quarter 2003 comprehensive net losses were $2 million, compared to $6 million in the first quarter of 2002. The reduction in comprehensive net loss was primarily from improved results at Esurance, which is on track to achieve profitability during 2004.

INVESTMENT RESULTS

A summary of White Mountains' after-tax investment results follows:

	Quarter ended March 31,
	2003	2002
	(in millions)
Investment in Montpelier, including warrants	$10	$—
Net realized and unrealized gains (losses)	31	(32)
Net investment income	52	57
Investment in MSA	—	(2)

Comprehensive net income from investing	$93	$23

White Mountains' investment results for the first quarter of 2003 included gains from both its fixed maturity and common equity portfolios. Investment losses during the first quarter of 2002 were primarily from unrealized losses in the fixed maturity portfolio resulting from increasing interest rates during the period. The decrease in net investment income from the first quarter of 2002 to the first quarter of 2003 was primarily the result of lower average net invested assets in OneBeacon's investment portfolio as it gradually shrunk with the run-off of OneBeacon's non-core book. Fixed maturity yields were flat quarter over quarter.

        John Gillespie, President of White Mountains Advisors, said, "We continued our strategy of gradually shortening the bond portfolio duration and gradually accumulating value equities in the first quarter."

HOLDING COMPANY AND FINANCING ACTIVITIES

White Mountains recorded after-tax expenses of $31 million for the first quarter of 2003 from holding company activities, mostly financing and purchase accounting charges. This compares with after-tax losses of $33 million for the first quarter of 2002. After-tax interest and other financing charges were $19 million in the first quarter of 2003 compared to $21 million in the first quarter of 2002. Purchase accounting charges related to the OneBeacon acquisition were $6 million in the first quarter of 2003 versus $11 million in the first quarter of 2002.

White Mountains' comprehensive net income for the first quarter of 2002 also included $660 million to recognize the net deferred credit balance in existence at that time as a result of the adoption of new accounting standards on January 1, 2002.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before Thursday, May 15, 2003 and urges shareholders to refer to that document for more complete information concerning White Mountains' financial results.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

  •
  growth in book value per share or return on equity;

  •
  business strategy;

  •
  financial and operating targets or plans;

  •
  incurred losses and the adequacy of its loss and loss adjustment expense reserves;

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  expansion and growth of our business and operations; and

  •
  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

  •
  the continued availability of capital and financing;

  •
  general economic, market or business conditions;

  •
  business opportunities (or lack thereof) that may be presented to it and pursued;

  •
  competitive forces, including the conduct of other property and casualty insurers and reinsurers

  •
  changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

  •
  an economic downturn or other economic conditions adversely affecting its financial position;

  •
  loss reserves established subsequently proving to have been inadequate; and

  •
  other factors, most of which are beyond White Mountains' control.

        Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share and per share amounts)

	(Unaudited)
	March 31, 2003		December 31, 2002
Assets
Fixed maturity investments, at fair value	$6,494.4		$6,669.1
Short-term investments, at fair value	1,937.0		1,790.6
Common equity securities, at fair value	291.1		275.0
Other investments	147.5		164.7

Total investments	8,870.0		8,899.4
Reinsurance recoverable on unpaid losses	3,865.4		4,071.9
Reinsurance recoverable on paid losses	158.9		159.8
Insurance premiums receivable—currently due	121.8		112.0
Insurance premiums receivable—other	451.4		503.0
Reinsurance premiums receivable	243.7		215.5
Accounts receivable on unsettled investment sales	609.6		160.8
Investments in unconsolidated insurance affiliates	417.0		399.9
Deferred tax asset	397.0		430.0
Deferred acquisition costs	244.5		244.9
Ceded unearned premiums	189.7		163.9
Other assets	569.0		672.5

Total Assets	$16,138.0		$16,033.6

Liabilities
Loss and loss adjustment expense reserves	$8,552.7		$8,875.3
Unearned insurance and reinsurance premiums	1,500.9		1,514.4
Accounts payable on unsettled investment purchases	1,061.4		495.2
Debt	781.4		793.2
Funds held under reinsurance treaties	169.8		262.4
Other liabilities	1,172.1		1,285.3

Total liabilities	13,238.3		13,225.8

Convertible Preference Shares	230.5		219.0
Minority Interest—preferred stock of subsidiaries	184.0		180.9
Common Shareholders' Equity
Common shares and paid-in surplus	1,134.5		1,129.3
Retained earnings	1,154.2		1,071.9
Accumulated other comprehensive income, after tax	196.5		206.7

Total common shareholders' equity	2,485.2		2,407.9

Total Liabilities, Convertible Preference Shares, Minority Interest and Common Shareholders' Equity	$16,138.0		$16,033.6

Common shares outstanding (000's)	8,357	sh	8,351	sh
Common and equivalent shares outstanding (000's)	10,816	sh	10,806	sh
Fully converted book value per common and equivalent share	$266.96		$258.82

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

	(Unaudited) Three Months Ended March 31,
	2003	2002
Revenues:
Earned insurance and reinsurance premiums	$803.0	$959.4
Net investment income	78.6	86.7
Net realized gains (losses) on investments	58.2	(.1)
Other revenue	24.5	40.0

Total revenues	964.3	1,086.0

Expenses:
Loss and loss adjustment expenses	522.6	706.4
Insurance and reinsurance acquisition expenses	157.9	190.7
General and administrative expenses	110.0	155.8
Accretion of fair value adjustment to loss and loss adjustment expense reserves	14.2	24.0
Interest expense	13.6	18.2

Total expenses	818.3	1,095.1

Pretax income (loss)	146.0	(9.1)
Tax benefit (provision)	(46.1)	13.0

Net income before minority interest, accounting changes and equity in earnings of unconsolidated subsidiaries	99.9	3.9
Accretion of subsidiary preferred stock to face value	(3.1)	(2.4)
Dividends on subsidiary preferred stock	(7.6)	(7.6)
Equity in earnings of unconsolidated insurance affiliates	12.9	1.0

Net income (loss) from continuing operations	102.1	(5.1)
Cumulative effect of changes in accounting principles	-	660.2

Net income	102.1	655.1

Other comprehensive loss items	(10.2)	(35.5)

Comprehensive net income	$91.9	$619.6

Computation of net income available to common shareholders:
Net income	$102.1	$655.1
Redemption value adjustment—Convertible Preference Shares	(11.5)	-

Net income available to common shareholders	$90.6	$655.1

Basic earnings per Common Share:
Net income (loss) from continuing operations	$10.94	$(.62)
Net income	10.94	80.09
Diluted earnings per Common Share:
Net income (loss) from continuing operations	$9.92	$(.62)
Net income	9.92	80.09

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE [1]

(Unaudited)

	(Unaudited)
	March 31, 2003		December 31, 2002
Numerator (in millions):
common shareholders' equity	$2,485.2		$2,407.9
proceeds from assumed exercise of outstanding warrants	300.0		300.0
assumed conversion of convertible preference shares to common shares	230.5		219.0
benefits to be received from share obligations under employee benefit plans	7.6		8.8
remaining accretion of preferred stock to face value	(136.0)		(139.1)

Book value per share numerator	2,887.3		2,796.6

Denominator (in shares):
common shares outstanding	8,357,087	sh	8,351,387	sh
shares issuable upon exercise of outstanding warrants	1,724,200		1,714,285
assumed conversion of convertible preference shares to common shares	677,966		677,966
share obligations under employee benefits plans	56,265		61,965

Book value per share denominator	10,815,518	sh	10,805,603	sh

Fully converted book value per common and equivalent share	$266.96		$258.82

[1]
assumes the conversion of outstanding convertible preference shares to common shareholders' equity.

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QuickLinks

EXHIBIT 99 (A)
WHITE MOUNTAINS REPORTS FIRST QUARTER 2003 RESULTS
UNDERWRITING RESULTS
INVESTMENT RESULTS
HOLDING COMPANY AND FINANCING ACTIVITIES
ADDITIONAL INFORMATION
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (millions, except share and per share amounts)
WHITE MOUNTAINS INSURANCE GROUP, LTD. CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (millions, except per share amounts)
WHITE MOUNTAINS INSURANCE GROUP, LTD. FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE [1] (Unaudited)